Securitize Reports Third Quarter 2026 Results
Announcing the River One acquisition to expand into tokenized asset-backed finance and a $50 million share repurchase program
MIAMI, November 9, 2026 — Securitize Corp. (“Securitize” or the “Company”) (NYSE: SECZ) today announced financial results for the third quarter of 2026, which ended September 30, 2026.
“In the third quarter we listed on the New York Stock Exchange and reached a Company-record $5 billion in Average Tokenized Assets, up 39% from a year ago,” said Carlos Domingo, Chairman and CEO of Securitize. “That growth came from tier one asset managers bringing real products onchain including new ones from ARK Invest, BlackRock and Neuberger, and to me it’s the clearest sign yet that institutions are past the experimenting stage. Our agreement to acquire River One takes us into asset-backed finance, and Securitize Stocks, which we launched after the quarter closed to trade alongside our own tokenized stock, lets eligible investors around the world trade U.S. equities onchain with the same rights they’d have holding the stock(1). Alongside our fully regulated venue, we are also planning on supporting Tokenized Securities Venues under the recently announced SEC Innovation Exemption because more paths onchain are good for the whole market. This quarter showed where capital markets are heading, and we plan to be the infrastructure they run on.”
Third Quarter 2026 Financial Highlights
●Record average Tokenized Assets on Platform(2) in the third quarter of $5.0 billion, up 39%, with total Tokenized Assets on Platform of $4.8 billion as of September 30, 2026, up 9%
●Total Revenue of $18.6 million, up 13% versus the prior-year period, the second-highest quarterly Total Revenue figure in the Company's history
●Net loss of $66.3 million, with a net loss per diluted share of $(0.41), including approximately $60 million (~90% of Net loss) of largely non-cash expenses and accounting charges, primarily associated with our business combination and public listing
●Adjusted EBITDA(3) loss of $2.0 million, versus positive Adjusted EBITDA of $3.6 million in the prior-year period
●Aggregate Transaction Volume(4) of $4.3 billion during the third quarter of 2026, up 20%
●669 active funds(5) serviced by Securitize Fund Services ("SFS") as of September 30, 2026, roughly flat versus the prior year period
●Securitize Fund Services total AUA(6) of $25.2 billion as of September 30, 2026, down 29%
Percentage comparisons throughout this press release are calculated for the third quarter of 2026 versus the third quarter of 2025, unless otherwise specified.
Francisco Flores, Chief Financial Officer, commented, “We are very pleased with our results for the third quarter of 2026, our first reporting period as a public company. Total Revenue was $18.6 million, up 29% from the prior quarter. It was the second-highest quarterly revenue in our history, and our highest first nine months to date. Adjusted EBITDA was a loss of $2.0 million, a 64% improvement from the prior quarter. Approximately 90% of our reported net loss from the quarter was attributable to expenses and accounting charges, primarily non-cash in nature, including those associated with our business combination and NYSE listing, as well as warrant-related expenses.”
Flores concluded, “Our near-term financial priorities remain focused on driving revenue growth, improving operational efficiency, and making progress toward sustained profitability. We ended the quarter with approximately $300 million in cash and cash equivalents and no debt, providing us with the financial flexibility to continue investing in our growth initiatives while opportunistically managing our capital structure. To this end, our Board authorized a $50 million share repurchase program, reflecting our confidence in Securitize’s long-term prospects and our commitment to disciplined capital management.”
Share Repurchase Program
On November 6, 2026, Securitize's Board of Directors authorized the repurchase of up to $50 million of the Company's common stock. The share repurchase program will remain open through December 31, 2027 and does not obligate the Company to purchase any shares and may be modified, suspended or terminated at any time. The share repurchase program will be funded from available cash on hand.
Agreed to acquire River One, expanding into asset-backed financing
Today, Securitize announced it has entered into a definitive agreement to acquire River One, an institutional asset-backed financing platform drawing from the stablecoin economy. River One was incubated by Framework Ventures, with investment backing from both Framework Ventures and Maple Finance. The acquisition is expected to add warehouse financing capabilities to Securitize's tokenization infrastructure, expanding the Company's addressable market and creating new revenue opportunities from institutional financing activity. The transaction is expected to close in the fourth quarter of 2026, subject to customary closing conditions.
Securitize Stocks
Launched global onchain trading of U.S. stocks with full security entitlements: On October 8, 2026, Securitize launched Securitize Stocks, giving eligible investors in the United States, Europe and other permitted jurisdictions access to tokenized interests in U.S.-listed equities through its regulated infrastructure(7). Securitize Stocks launched first on Solana. It offers security entitlements backed one-for-one by underlying shares and preserves applicable shareholder rights and economic benefits, including dividends and voting rights. The initial offering includes Apple, Microsoft, Nvidia, Tesla and Amazon, among other leading U.S. companies.

Securitize Stocks do not operate under the SEC’s Innovation Exemption(8), the temporary conditional exemptive relief the SEC granted during the third quarter to certain tokenized securities trading venues and liquidity providers. It runs on Securitize’s established regulatory framework, which includes its SEC-registered broker-dealer, SEC-regulated alternative trading system and SEC-registered transfer agent. The Company views the exemption as a welcome additional pathway for onchain securities markets and believes its regulated infrastructure positions it to support tokenized capital markets as regulatory frameworks evolve.
Third Quarter 2026 Business Highlights
Completed NYSE listing and brought SECZ onchain: Securitize completed its business combination with Cantor Equity Partners II on July 1, 2026, and began trading on the NYSE under the ticker symbol SECZ on July 2. Simultaneously with its public listing, Securitize tokenized its own stock as an issuer-sponsored token through Securitize Transfer Agent, and enabled trading of an NMS security through Securitize Markets, its registered broker-dealer, demonstrating how public companies can use regulated blockchain infrastructure to support digital ownership of their shares and enable utility.
Introduced new tokenized investment products with BlackRock, ARK Invest and Neuberger: BlackRock broadened its tokenized cash offerings with BRSRV, a money market fund tokenized by Securitize and designed to support stablecoin reserve management. ARK Invest tokenized its ARK Venture Fund (ARKVX) with Securitize, while Neuberger launched the Neuberger Securitize High Income Tokenized Fund (HINC), bringing additional venture capital and fixed-income strategies onchain.

Secured SEC registration as an investment adviser: Securitize Capital became an SEC-registered investment adviser, strengthening the Company's regulated financial services capabilities and supporting its ability to develop and manage investment products for institutional markets.

Advanced issuer-sponsored tokenization and onchain capital formation: Securitize and Cantor Fitzgerald & Co. announced a collaboration to enable onchain initial public offerings and follow-on offerings for public companies. The collaboration builds on Securitize's broker-dealer capabilities and is designed to extend tokenization into the capital formation process. Separately, Securitize and CURRENC Capital announced a strategic collaboration to advance issuer-sponsored tokenization of publicly traded equities, supporting a model that connects tokenized securities to the rights and benefits of underlying shares.

Expanded Securitize’s reach across blockchains, DeFi markets, international markets, and asset classes: BlackRock’s BUIDL fund expanded to Tempo, and the Neuberger Securitize High Income Tokenized Fund integrated with Loopscale’s credit markets on Solana, giving holders new ways to use tokenized fixed income in decentralized finance. Securitize also announced a collaboration with KB Securities and Optimism to explore institutional investment tokenization in South Korea, a partnership with Socios.com to develop tokenized equity offerings for professional sports teams, and an integration with ADI Chain to support institutional tokenization in global markets.

Securitize will host a conference call today, November 9, 2026, at 5:30 p.m. ET to present third-quarter 2026 financial results. The general public can access the conference call by dialing +1 (646) 876-9923 (for U.S. and Canada callers). For international callers, please find your local dial-in information here: https://openexc.zoom.us/u/abgHfham22. The meeting ID is 99826158914 and the meeting passcode is 870451.

The live audio webcast and presentation slides will be available on the Company's investor relations website, https://investors.securitize.io/events-and-presentations/. A replay and transcript of the webcast will be available shortly after the event.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)(9)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	YoY Change	2026	2025	YoY Change

Revenue	$18,610,270	$16,500,042	13%	$52,524,581	$45,796,237	15%
Tokenization	11,456,572	8,929,636	28%	30,430,916	29,065,692	5%
Asset Servicing	7,153,698	7,570,406	(6)%	22,093,665	16,730,545	32%
Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	4,536,706	3,513,882	29%	12,987,718	8,793,163	48%
Selling, general & administrative	20,801,135	6,734,775	209%	36,756,487	13,579,862	171%
Compensation and benefits	16,457,551	4,433,132	271%	36,106,032	24,438,206	48%
Provision for expected credit losses	341,259	108,877	213%	1,941,846	295,150	558%
Loss on digital assets from operations, net	46,183	133,405	(65)%	415,480	1,243,975	(67)%
Total operating costs and expenses	42,182,833	14,924,072	183%	88,207,563	48,350,357	82%
Income (loss) from operations	(23,572,563)	1,575,970	n/m	(35,682,982)	(2,554,120)	1,297%
Other income (expense):
Interest expense	—	(2,029,981)	(100)%	(3,374,490)	(4,870,039)	(31)%
Interest income	10,849	239,361	(95)%	424,353	754,654	(44)%
Dividend income	1,974,701	18,045	10,843%	2,215,734	103,192	2,047%
Loss on digital assets held for investment, net	(412,225)	—	n/m	(1,845,307)	—	n/m
Net (losses) from investments held by consolidated VIE	(746,827)	—	n/m	(746,827)	—	n/m
Other income (expense), net	399,568	(729,574)	n/m	2,135,365	(297,897)	n/m
Change in fair value of option liability	—	511,000	(100)%	(29,176,000)	24,000	n/m
Change in fair value of simple agreements for future equity	—	755,000	(100)%	(5,678,000)	306,000	n/m
Change in fair value of derivative liability	—	8,339,000	(100)%	19,842,000	5,295,000	275%
Loss on settlement of convertible instruments, net	(20,649,813)	—	n/m	(20,649,813)	—	n/m
Change in fair value of earnout liabilities	(23,223,354)	—	n/m	(23,223,354)	—	n/m
Total other income (expense), net	(42,647,103)	7,102,851	n/m	(60,076,339)	1,314,910	n/m

Net income (loss) from continuing operations before income taxes	(66,219,666)	8,678,821	n/m	(95,759,321)	(1,239,210)	7,627%
Provision for income taxes	(44,090)	(81,138)	(46)%	(126,289)	(243,413)	(48)%
Net income (loss) from continuing operations	$(66,263,756)	$8,597,683	n/m	$(95,885,610)	$(1,482,623)	6,367%

Net loss from discontinued operations	—	(4,511,799)	(100)%	—	(5,702,653)	(100)%

Net income (loss)	(66,263,756)	4,085,884	n/m	(95,885,610)	(7,185,276)	1,234%
Net loss attributable to redeemable noncontrolling interest	(117,189)	—	n/m	(117,189)	—	n/m
Net income (loss) attributable to Securitize Corp.	$(66,146,567)	$4,085,884	n/m	$(95,768,421)	$(7,185,276)	1,233%

Net income (loss) from continuing operations per share of common stock:
Basic	$(0.41)	$0.10	n/m	$(1.19)	$(0.08)	1,430%
Diluted	$(0.41)	$(0.05)	735%	$(1.19)	$(0.08)	1,430%
Net loss from discontinued operations per share of Common stock:
Basic	$—	$(0.05)	(100)%	$—	$(0.15)	(100)%
Diluted	$—	$(0.04)	(100)%	$—	$(0.15)	(100)%
Net income (loss) per share of Common stock:
Basic	$(0.41)	$0.05	n/m	$(1.19)	$(0.23)	425%
Diluted	$(0.41)	$(0.09)	354%	$(1.19)	$(0.23)	425%

Other comprehensive income (loss):
Foreign currency translation adjustment	(150,928)	99,690	n/m	(28,643)	432,977	n/m
Total other comprehensive income (loss), net	(150,928)	99,690	n/m	(28,643)	432,977	n/m
Comprehensive income (loss)	(66,414,684)	4,185,574	n/m	(95,914,253)	(6,752,299)	1,320%
Comprehensive loss attributable to redeemable noncontrolling interest	(117,189)	—	n/m	(117,189)	—	n/m
Comprehensive income (loss) attributable to Securitize Corp.	$(66,297,495)	$4,185,574	n/m	$(95,797,064)	$(6,752,299)	1,319%

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS(9)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$298,870,517	$24,871,555
Customer escrow funds	14,312,351	44,293,388
Investments	45,275,932	12,962,918
Digital assets and digital assets receivable	13,758,902	4,913,203
Accounts receivable, net (including related parties)	14,840,799	5,915,772
Contract assets	6,292,359	12,289,139
Prepaid expenses and other current assets	10,869,195	7,161,253
Total current assets	404,220,055	112,407,228

Goodwill and intangible assets, net	46,756,289	47,049,098
Notes receivable, related parties	8,497,356	5,183,987
Other noncurrent assets	8,539,793	5,134,812
TOTAL ASSETS	468,013,493	169,775,125

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	12,667,476	13,973,855
Customer escrow funds payable	14,309,945	44,187,723
Deferred revenue	2,920,928	5,154,656
Total current liabilities	29,898,349	63,316,234

Earnout liabilities	98,701,904	—
Convertible notes, SAFEs, derivative and option liabilities	—	120,571,079
Other noncurrent liabilities	1,836,149	1,612,335
Total liabilities	130,436,402	185,499,648

Mezzanine equity:
Redeemable convertible preferred stock and warrants	—	125,546,105
Redeemable noncontrolling interest	4,583,801	—
Total mezzanine equity	4,583,801	125,546,105

Stockholders’ equity (deficit):
Common stock and additional paid-in capital	593,198,810	24,737,806
Treasury stock	—	(1,599,978)
Accumulated deficit	(261,271,259)	(165,502,838)
Accumulated other comprehensive income	1,065,739	1,094,382
Total stockholders’ equity (deficit)	332,993,290	(141,270,628)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	468,013,493	169,775,125

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(9)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(95,885,610)	$(7,185,276)
Net loss from discontinued operations	—	5,702,653
Net loss from continuing operations	(95,885,610)	(1,482,623)
Adjustments to reconcile net loss to net cash used in operating activities:	84,150,442	8,771,710
Changes in operating assets and liabilities, net	(19,260,311)	(17,893,682)
Cash used in operating activities from continuing operations	(30,995,479)	(10,604,595)
Cash used in operating activities from discontinued operations	—	(484,609)
Net cash flows used in operating activities	(30,995,479)	(11,089,204)
Cash flows from investing activities:
Purchases of investments	(41,686,529)	(1,914,677)
Proceeds from sales, maturities and redemptions of investments	8,795,770	1,123,347
Acquisition of a business, net of cash acquired	—	(21,090,525)
Digital assets held for investment and related activities, net	—	21,073,983
Notes receivable, related parties, net	(2,050,000)	(492,582)
Other investing activities, net	(2,618,993)	(5,250)
Net cash flows used in investing activities	(37,559,752)	(1,305,704)
Cash flows from financing activities:
Proceeds from Business Combination and PIPE Financing, net of redemptions and SPAC service provider fees	342,184,348	—
Payment of deferred offering costs	(25,233,767)	—
Proceeds from option prepayment liability	20,000,000	—
Proceeds from convertible promissory notes, net of issuance costs	—	9,992,222
Note payable, related party, net	—	(2,474,384)
Contributions from redeemable noncontrolling interest, net	4,700,990	—
Proceeds from stock options exercised	931,265	89,771
Net cash flows provided by financing activities	342,582,836	7,607,609
Effect of exchange rate changes on cash	(28,643)	432,977
Net increase (decrease) in cash and cash equivalents	273,998,962	(4,354,322)
Cash and cash equivalents, beginning of period	24,871,555	21,963,458
Less: Cash and cash equivalents from discontinued operations, end of period	—	(230,099)
Cash and cash equivalents from continuing operations, end of period	$298,870,517	$17,379,037

NON-GAAP FINANCIAL MEASURES (Adjusted EBITDA)(9)

The following tables reconcile Adjusted EBITDA to Net income (loss) from continuing operations, its most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2026 and 2025:
Reconciliation of GAAP to Non-GAAP Results

	Three Months Ended September 30,
(Unaudited)	2026	2025
Net income (loss) from continuing operations	$(66,263,756)	$8,597,683
Adjustments to exclude:
Depreciation and amortization	639,080	441,521
Provision for expected credit losses	341,259	108,877
Share-based compensation expense	13,408,358	265,203
Provision for income taxes	44,090	81,138
Interest income	(10,849)	(239,361)
Interest expense	—	2,029,981
Dividend income	(1,974,701)	(18,045)
Loss on digital assets held for investment, net	412,225	—
Net (losses) from investments held by consolidated VIE	746,827	—
Other income (expense), net	(399,568)	729,574
Change in fair value of simple agreements for future equity, embedded derivatives, and option liability	—	(9,605,000)
Loss on settlement of convertible instruments, net	20,649,813	—
Change in fair value of earnout liabilities	23,223,354	—
Transaction, litigation and public company transition costs	7,201,058	1,222,410
Adjusted EBITDA	$(1,982,808)	$3,613,981

	Nine Months Ended September 30,
(Unaudited)	2026	2025
Net income (loss) from continuing operations	$(95,885,610)	$(1,482,623)
Adjustments to exclude:
Depreciation and amortization	1,744,512	1,355,854
Provision for expected credit losses	1,941,846	295,150
Share-based compensation expense	14,782,132	8,943,186
Provision for income taxes	126,289	243,413
Interest income	(424,353)	(754,654)
Interest expense	3,374,490	4,870,039
Dividend income	(2,215,734)	(103,192)
Loss on digital assets held for investment, net	1,845,307	—
Net (losses) from investments held by consolidated VIE	746,827	—
Other income (expense), net	(2,135,365)	297,897
Change in fair value of simple agreements for future equity, embedded derivatives, and option liability	15,012,000	(5,625,000)
Loss on settlement of convertible instruments, net	20,649,813	—
Change in fair value of earnout liabilities	23,223,354	—
Transaction, litigation and public company transition costs	10,604,185	1,512,409
Adjusted EBITDA	$(6,610,307)	$9,552,480

(1) See Disclosures section below
(2) Tokenized Assets on Platform refers to all assets tokenized by Securitize across both funds and equities. This metric was formerly referred to as AUM or Tokenized Assets Under Management. There were no changes to any data or historical figures based on the change in name of the metric.
(3) Adjusted EBITDA is a non-GAAP financial measure. Securitize reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of its ongoing operating results may be enhanced by a presentation of Adjusted EBITDA. Adjusted EBITDA represents Net income (loss) from continuing operations adjusted for the items detailed in the reconciliation tables included in this release. Securitize believes that the use of Adjusted EBITDA provides an additional meaningful method of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, Net income (loss) or other measures of financial performance prepared in accordance with GAAP. Other companies, including companies in Securitize's industry, may calculate Adjusted EBITDA differently or may use other measures to evaluate their performance, which reduces the usefulness of Adjusted EBITDA as a comparative measure. In addition, Adjusted EBITDA excludes changes in the fair value of simple agreements for future equity, derivative liabilities, and option liabilities, loss on settlement of convertible instruments, net, and change in fair value of earnout liabilities, which have been significant to Securitize's results of operations in the periods presented.
(4) Aggregate Transaction Volume represents aggregate volume of investments, redemptions, dividends, and cross-chain movements of assets issued by Securitize’s platform. In conjunction with reporting its third-quarter 2026 earnings results, Securitize revised certain historical quarterly figures for Aggregate Transaction Volume. While most revisions were not material in size, the Aggregate Transaction Volume for the second quarter of 2026 was revised to $4.4 billion from a previously reported $5.3 billion. These revisions did not impact historical financial results.
(5) Active funds serviced by SFS includes all entities for which SFS provides services, including engagements that do not involve NAV reporting. Historical figures are subject to periodic revisions based on a variety of factors.
(6) AUA refers to Assets Under Administration. AUA reflects the most recent official NAV calculated by SFS for each fund. Funds for which SFS has not yet calculated an official NAV are not included. Historical figures are subject to periodic revisions based on a variety of factors.
(7) See Disclosures section below
(8) See Disclosures section below
(9) Certain amounts (including totals) may not foot or crossfoot due to rounding. Certain percentages may not recalculate due to rounding.

About Securitize
Securitize (NYSE: SECZ), the leading platform for tokenized assets with approximately $5 billion in Tokenized Assets on Platform as of September 30, 2026, is bringing the world onchain through tokenized assets, working with top-tier asset managers such as Apollo, BlackRock, BNY, Hamilton Lane, KKR, VanEck, ARK Invest, Neuberger and others. It is the only company operating regulated digital-securities infrastructure in both the U.S. and the EU, and has been named to the Forbes 2026 Fintech 50 and CNBC World's Top Fintech Companies 2026 lists.

For more information, please visit:
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DISCLOSURES

Securitize Stocks and Regulatory Structure Securitize Stocks are security entitlements under Article 8 of the Uniform Commercial Code backed 1:1 by corresponding underlying shares held through Securitize Markets’ brokerage infrastructure. References to having the “same rights” as the underlying stock mean that applicable economic benefits and voting entitlements associated with the underlying shares are passed through to holders, including dividends and, where applicable, voting instructions. Securitize Stock holders are not registered shareholders of the underlying issuer unless and until a supported conversion into registered shares is completed. The nature and availability of particular benefits and entitlements depend on the underlying share class, applicable arrangements and legal and operational requirements.

The issuers of the underlying securities have not sponsored or endorsed Securitize Stocks. Securitize Stocks are offered and traded through Securitize Markets’ existing broker-dealer infrastructure and do not rely on the Innovation Exemption.

Securities offerings and other activities conducted by Securitize or its affiliates may rely on other exemptions from registration or other relief available under applicable securities laws. Securitize Stocks are available only to eligible investors in permitted jurisdictions and remain subject to onboarding, identity verification, applicable securities laws, product availability and other conditions. Securitize Stocks are offered and traded through Securitize Markets, LLC, an SEC-registered broker-dealer and member of FINRA and SIPC. Securitize Markets also operates Securitize Markets ATS, an alternative trading system. Securitize Transfer Agent, LLC and Securitize Capital LLC are separately registered affiliated entities. Registration with the SEC does not constitute approval or endorsement by the SEC of Securitize, its affiliates, Securitize Stocks or any other product or service. Conversion of a Securitize Stock security entitlement into an issuer-sponsored tokenized share is not available for every issuer or security and requires issuer authorization, transfer-agent support, holder eligibility, operational readiness and satisfaction of applicable legal and regulatory requirements.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, which are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA represents net income or loss from continuing operations adjusted for certain non-cash items, non-recurring charges and other items identified in the accompanying reconciliation.

Management uses Adjusted EBITDA to evaluate certain aspects of the Company’s operating performance from period to period. These measures should be considered in addition to, and not as substitutes for or superior to, net income or loss or other financial measures prepared in accordance with GAAP. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures. A quantitative reconciliation of Adjusted EBITDA to net income or loss, the most directly comparable GAAP measure, is included in the financial tables accompanying this release.

Share Repurchase Program

The share repurchase program does not obligate the Company to acquire any particular number or dollar amount of shares. Repurchases may be made from time to time through open-market purchases, privately negotiated transactions or other transactions, including pursuant to trading plans intended to satisfy the conditions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The timing, manner and amount of any repurchases will depend on market conditions, the Company’s share price, liquidity requirements, applicable legal requirements and other considerations. The program may be modified, suspended or terminated at any time.

Regulated Services

Securitize Corp. is a technology provider and is not a registered broker-dealer, investment adviser or transfer agent. Regulated services are provided through separately registered subsidiaries and affiliates, including Securitize Markets, LLC, an SEC-registered broker-dealer and FINRA/SIPC member; Securitize Transfer Agent, LLC, an SEC-registered transfer agent; Securitize Capital LLC, an SEC-registered investment adviser; and Securitize Europe Brokerage and Markets, S.V., S.A., an investment firm authorized and supervised by the Spanish National Securities Market Commission. Securitize Markets also operates Securitize Markets ATS. Registration does not imply a particular level of skill or training or approval or endorsement by any regulator.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact, including statements regarding Securitize Corp.’s (“Securitize” or the “Company”) future results of operations and financial position, business strategy, plans and objectives of management, the proposed acquisition of River One, the anticipated benefits, capabilities and revenue opportunities associated with the acquisition, the expected timing and completion of the transaction, and the Company’s share repurchase program, are forward-looking statements.

Forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “likely” and similar expressions. These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those projected, forecasted or expected.

These risks and uncertainties include, among others, the possibility that the River One acquisition will not be completed on the anticipated terms or timeline, or at all; the failure to satisfy applicable closing conditions; difficulties integrating River One’s business, technology or personnel; the possibility that the anticipated capabilities, market opportunities, revenues or other benefits of the acquisition will not be realized; the availability and deployment of capital under the share repurchase program; changes in market, regulatory or economic conditions; regulatory developments relating to digital assets and tokenization; market volatility; competition; and the other risks described in the Company’s filings with the Securities and Exchange Commission.

Readers should carefully review the Company’s financial statements and the notes thereto, the section entitled “Risk Factors” in the Company’s registration statement on Form S-1 filed with the SEC on July 30, 2026, and the other documents the Company files from time to time with the SEC. The Company cautions investors not to place undue reliance on any forward-looking statements. The Company assumes no obligation to revise or update these statements to reflect future events or circumstances, except as required by law.

Securitize Contacts:

Press:
Tom Murphy
press@securitize.io

Investor Relations:
Sam Ross
investor.relations@securitize.io

Source: Securitize (NYSE: SECZ) XNYS:SECZ